Exhibit 99.1

Approved by:
Jack Glenn
Chief Financial Officer
510-786-6890
Investor Contact:
EVC Group, Inc.
Douglas Sherk/Jenifer Kirtland
415-896-6820

Media Contact:
EVC Group, Inc.
Steve DiMattia
646-201-5445

Thermage Rejects Unsolicited Acquisition Proposal

Hayward, CA (September 4, 2008) — Thermage, Inc. (NASDAQ: THRM) announced today that its Board of Directors, in consultation with its legal and financial advisors, unanimously determined to reject the previously announced unsolicited, non-binding proposal to acquire Thermage for $5.50 per share and that Thermage will not enter into discussions with the third party regarding its alternative acquisition proposal to the pending merger with Reliant Technologies, Inc. The Thermage Board determined to pursue closing the Reliant transaction as soon as possible.

Chairman of the Board, President and Chief Executive Officer, Stephen J. Fanning stated, “We are fully committed to our pending merger with Reliant and we find the merits of the proposed combination with Reliant compelling. We believe the proposed merger with Reliant will provide significantly greater value to Thermage stockholders. Our Board believes that the Reliant transaction will enable the company to establish a global leadership position in the aesthetic device industry. Thermage and Reliant have complementary business models and technologies which can provide a broad range of complementary products to both new and existing customers, and offer significant revenue and cost saving synergies.”

About Thermage

Thermage’s innovative technology provides a unique non-invasive procedure designed to tighten and contour skin, significantly expanding the non-invasive aesthetic applications physicians can offer to the rapidly growing “anti-aging” market. For more information about Thermage, call 1-510-259-7117 or log on to http://www.thermage.com.

Forward-Looking Statements

Certain statements in this document and its attachments, if any, may contain forward-looking information regarding Thermage, Reliant and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the merger involving Thermage and Reliant including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Thermage and Reliant and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Thermage stockholders or Reliant stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in the proxy statement/prospectus/information statement and Thermage’s other filings with the SEC, including its Report on Form 10-Q for the fiscal quarter ended June 30, 2008, which are available on Thermage’s website at http://www.thermage.com.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, Thermage undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Thermage and Reliant. In connection with the transaction, Thermage filed a registration statement on Form S-4 with the SEC containing a proxy statement/prospectus/ information statement. The proxy statement/prospectus/information statement will be mailed to the stockholders of Thermage and Reliant. Investors and security holders of Thermage and Reliant are urged to read the proxy statement/ prospectus/information statement because it contains important information about Thermage, Reliant and the proposed transaction. The proxy statement/ prospectus/ information statement, and any other documents filed by Thermage with the SEC, may be obtained free of charge at the SEC’s web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by

Thermage by contacting Thermage Investor Relations by e-mail at IR@thermage.com or by telephone at (510) 259-7117. Investors and security holders are urged to read the proxy statement/prospectus/information statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction with Reliant.

Thermage and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction with Reliant. Information about the directors and executive officers of Thermage is available in the proxy statement/prospectus/information statement.